                                                                    EXHIBIT 99.2



INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF MANAGEMENT AND SHAREHOLDERS OF TELE.RING TELEKOM SERVICE GMBH

We have audited the accompanying balance sheet of tele.ring Telekom Service GmbH ("tele.ring") as of December 31, 1999 and 1998, and the related statement of income and changes in fixed assets for the years ended December 31, 1999 and 1998, all expressed in Euro and presented in conformity with generally accepted accounting principles in Austria. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Austria and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the reconciliation of net income and shareholders' equity of the financial statements for the year ended December 31, 1999, presented in the "Reconciliation Note" enclosed to the financial statements, presents fairly, in all material respects, the reconciliation of net income and shareholders' equity, as shown in the financial statements, to net income and shareholders' equity as determined in accordance with accounting principles generally accepted in the United States.

The accounting practices of tele.ring used in preparing the financial statements referred to above conform with the accounting principles generally accepted in Austria. A description of the significant differences and a complete reconciliation of consolidated net income and shareholders' equity to accounting principles generally accepted in the United States are set forth in the "Reconciliation Note" enclosed to the financial statements.


                       Jonasch - Platzer - Grant Thornton
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International



Vienna
September 17, 2001

                                                                    EXHIBIT 99.2






                                                                          Report
                                                                    on the audit
                                                     of the financial statements

                                                         as of December 31, 1999


                                                  TELE.RING TELEKOM SERVICE GMBH

                                                                          VIENNA

                         TELE.RING TELEKOM SERVICE GmbH

                                     VIENNA
                                     AUSTRIA



                                     REPORT




                                  ON THE AUDIT
                           OF THE FINANCIAL STATEMENTS
                             AS OF 31 DECEMBER 1999



                       JONASCH - PLATZER - GRANT THORNTON
                 Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International

                                     Vienna



                                                             Copy No.:

                     TABLE OF CONTENTS

                                                                    Seite
PART I - GENERAL

1. Assignment and its Execution .................................     1

2. Legal Status .................................................     2

3. Accounting and Valuation principles ..........................     4

4. Economic Status ..............................................     5
   4.1 Summary ..................................................     5
   4.2 Income statement .........................................     7
   4.3 Balance Sheet ............................................     9
   4.4 Liquidity ................................................    11
   4.5 Cash flow statement ......................................    13

5. Accounting ...................................................    15

6. Insurance ....................................................    16
7. Audit Result and Audit Opinion ...............................    17


PART II - ANALYSIS OF AND REMARKS TO THE ITEMS OF THE FINANCIAL STATEMENTS

1. Balance sheet as of 31 December 1999 .........................    18
   Assets .......................................................    18
   Liabilities and stockholder's equity .........................    31

2. Income statement for the Financial Year 1999 .................    37


Enclosure I:   Balance sheet as of 31 December 1999
Enclosure II:  Income statement for the Financial Year 1999
Enclosure III: Notes to the Financial Statements for the Financial Year 1999 Enclosure IV: General Auditing Guidelines

                               PART I - MAIN PART

1.     ASSIGNMENT AND ITS EXECUTION

       With written resolution of December 10, 1999 taken by the board of tele.ring Telekom Service GmbH, Wien, (hereinafter called "tele.ring" or "the company"), Jonasch-Platzer Grant Thornton Wirtschaftsprufungs- und SteuerberatungsgmbH, Vienna, was appointed to carry out the audit of the annual financial statements of the company as of 31 December 1999.

       The company is legally not obliged to have the financial statements audited. It is a non-compulsory audit, which is carried out like an obligatory audit as described in the following paragraphs.

       The audit was carried out under the direction of Univ.-Doz. Dr. Walter Platzer and Mag. Josef Toglhofer, chartered accountants and certified tax consultants, who are responsible for this engagement, by Mag. Karl Fally, certified tax consultant, Mag. Philipp Rath, certified tax consultant, Mag. Alexandra Platzer and Mag. Gerhard Martincevic.

       The audit was carried out from November 1999 until February 2000 at the company`s office in Vienna 3, Hainburger Strasse 33.

       The review was based on information gained from the ledger, contracts, documents and other records kept by the company. We got every assistance and full cooperation from the board of the company and the financial director, Mr. Franz Baxa, and all other employees named by the above mentioned. We were given full information demanded and were given all records required to carry out the audit in due order.

       The audit measures taken were determined in regard to their type and their scope by the aim of the audit as stipulated in sections 269 f ACC as well as by the generally accepted auditing principles. Our audit covered all the items of the financial statements. The object of the audit was to judge whether the accounts and the bookkeeping are in conformity with the generally accepted accounting principles, whether the annual financial statements were derived therefrom and whether they were drawn up in accordance with the legal regulations of the ACC. The scope of our audit did not cover investigations in other areas - in particular regarding the compliance with other legal regulations and possible irregularities with regard to money-, trade- or other business activities. As a result of our audit there were no indications for complaints.

       The "General Auditing Guidelines" published by the Austrian Chamber of Certified Public Accountants shall be applied to the execution of the audit even in respect to third parties (Enclosure IV).

2.     LEGAL RELATIONSHIPS

       The company is registered under FN 171112k at the Register of Companies at the Commercial Court of Vienna. The first registration was on 27 May 1998.

       The company is unlimited partner of the tele.ring Telekom Service GmbH & Co KEG. The company holds no stake of the tele.ring Telekom Service GmbH & Co KEG but is the only so-called "managing partner" of the company. The management of this company is represented by the tele.ring Telekom Service GmbH board.

       With written resolution of 8 July 1999 the financial statements as of 31 December 1998 were approved by the shareholders, the management was released from responsibility for the financial year 1998 and the net loss in the amount of ATS 142.211,60 was carried forward.

       By agreement for a contribution in kind of 15 October 1999 the tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. In accordance with resolution of the extraordinary general shareholder's meeting of 15 October 1999 of tele.ring Telekom Service GmbH, tele.ring Telekom Service GmbH & Co KEG was entitled to hold a stake of the newly issued share capital in the amount of EUR 59.963.663,58 as consideration for the transfer of its business in accordance with chapter 3 UmgrStG.

       The net assets transferred comprise the supplementary balance sheet items of Mannesmann Eurokom GmbH and Citykom Austria Telekommunikation GmbH and amount to EUR 190.647.186,92 and correspond to the increase of the share capital (EUR 59.963.663,58) and the increase in the capital reserves (EUR 130.683.523,34).

       The shareholders of tele.ring Telekom Service GmbH are:

       - Osterreichischen Bundesbahnen, FN 71396 w, Elisabethstrasse 9, 1010 Vienna (OBB),

       - VERBUND-Telekom Beteiligungsverwaltung GmbH, FN 186757 v, Am Hof 6a, 1010 Vienna (VERBUND-Telekom)

       - Mannesmann Eurokom GmbH, HRB 38147 Amtsgericht Dusseldorf, Prinzenallee 7, 40549 Dusseldorf (Eurokom)

       - Citykom Austria Telekommunikation GmbH, FN 158908 p, Alserbachstrasse 14 - 16, 1090 Vienna (Citykom).

       - tele.ring Telekom Service GmbH & Co KEG, FN 172421 k, Hainburgerstrasse 33,1030 Vienna (tele.ring KEG).

       As of 31 December 1999 the shareholders hold shares in the following amount:

-----------------------------------------------------
                                  Share capital, E
-----------------------------------------------------
Mannesmann Eurokom                      19.548,99
Citykom                                  7.630,65
OBB                                      4.578,39
VERBUND-Telekom                          4.578,39
tele.ring KEG                       59.963.663,58
-----------------------------------------------------
                                    60.000.000,00
-----------------------------------------------------

       The object of the company is the building and improvement of telecommunication networks and the supply of commercial telecommunication services.

       The management's responsibilities are governed by the articles of association that were changed on 15 October 1999. The company is represented by two managing directors jointly or by one of them together with someone holding Official Signing Authority (Prokura). An agenda was agreed for management with a detailed catalogue of contracts which require agreement by the shareholders.

       The managing directors are:

             Christoph Boelling, Vienna
             (until 2 December 1999, registered on 31 December 1999) Ing. Edmund Haberbusch, Vienna
             Dkfm. Klaus Peter Lechner, Vienna
             Dipl.-Ing. Gottfried Sommerauer, Vienna
             Bernd-Harald Vollnhofer, Vienna


       The formation of a supervisory board is voluntary according to the articles of association.

       As the average number of employees in 1999 was above 300 persons the company is now obliged according to sec. 29 (1) 2 to appoint a supervisory board.

3.     ACCOUNTING AND VALUATION PRINCIPLES

       The balance sheet and the profit and loss statement were prepared in accordance with the accounting principles stipulated in the Third Book of the Austrian Commercial Code (ACC).

       The annual financial statements were prepared according to accounting principles of proper bookkeeping and the general principle to give an accurate picture of the financial earnings position and the asset position of the company.

       The preparation of the annual financial statements and the valuation and the details of individual items of the financial statements were prepared in accordance with sections 195 to 211 ACC whilst taking account of the special provisions relating to corporations contained in section 222 to 225 ACC. Provisions contained in the ACC in the version of the EU-GesRAG were adhered to. The profit and loss account was prepared in accordance with the cost-of-sales method in accordance with sec. 231 (3) ACC.

       The valuation methods for each individual caption are detailed in the notes to the financial statements.

       The audit of the notes to the financial statements in accordance with sec. 236 ff ACC and of the status report in accordance with sec. 243 ACC revealed that all and necessary disclosures were made.

       The company is classified as a small-sized Company pursuant to sec. 221 ACC. For small-sized companies there is no legal obligation to draw up a management report.

4.     ECONOMIC POSITION

4.1.   Summary

       The description of the economic position of tele.ring Telekom Service GmbH also takes account of the legal predecessor of the Company. In order to provide a better picture of the economic development, the balance sheet as of 31 December 1999 of the Company is set against the balance sheet as of 31 December 1998 of the tele.ring Service GmbH & Co KEG and the aggregate financial year 1999 (1 January 1999 to 30 April 1999 as tele.ring Telekom Service GmbH & Co KEG, 1 May 1999 to 31 December 1999 as tele.ring Telekom Service GmbH) is compared to the financial year 1998 (mainly 1 May 1998 to 31 December 1998).

       The tele.ring Telekom Service GmbH concludes the financial year 5-12/1999 with a loss for the year of MEUR 74,466. Adding the loss of the period of the first 4 months of the tele.ring Telekom Service GmbH & Co KG (MEUR 12,394) the company reports a net loss in the amount of MEUR -86,860.

       As of 30 April 1999 an interim financial statement was set up, as at this date tele.ring took over the business of Citykom Austria
       Telekommunikation GmbH by singular succession as well as the entire business of tele.ring Telekom Service GmbH & Co KG by contribution in kind to the unlimited partner tele.ring Telekom Service GmbH.

       With the transfer of the Citykom business, Mannesmann Eurokom GmbH (share of 74,8 % so far) assigned 21 % of its shares to Citykom Austria Telekommunikation GmbH. This company safeguards the interest of all of its seven shareholders. The integration of Citykom increased the assets in an amount of MEUR 18,27 and was followed by downpayments of rent for the cable infrastructure owned by municipal enterprises ("Stadtwerke") (MEUR 37,063). The necessary financial funds were disbursed in advance by the Mannesmann Treasury (MEUR 60,802).

       The forming of the technical, organizational and personnel basis of the company that started in the second half year of 1998, was continued. Business started in Austria in December 1998 under the brand "1012-privat". In the current financial year the brands "1012 business" and "1012 call" were added. With Citykom, direct-plug-ins provided by municipal enterprises were made available to customers. It is planned to extend these direct-plug-ins ("1012 Direct") without switching to the Telekom Austria network. Since August 1999 the brand "1012 surfnet-Internet by call" was developed for and distributed to private customers. After the bid award of the 4(th) Austrian mobile telephone license at 3 May 1999 the company started to build the mobile network for the planned market entry in April 2000.

       The description of the economic status of the reporting period shown on the following pages cannot be compared directly with the previous financial years because of the developments reported above.

       Sales increased remarkably to MEUR 23,5. The cost of sales (MEUR 56,563) continue to exceed sales, however. Also selling expenses (MIEUR 31,079) and administrative expenses (MEUR 14,571) are responsible for the loss generated. Production costs (MEUR 56,563) exceed sales furtheron. The operating result (EBIT) amounts to MEUR minus 82,328 and corresponds to 350% of sales.

       The financial result (MEUR 4,528) refers mainly to interest expenditure for loans (MEUR 4,39). According to a profit and loss transfer agreement with tele.ring Dienstleistungs GmbH the loss of the short financial year 1-4/1999 in the amount of EUR 3.406,27 was taken over by the Company.

4.2    Income statement

       The description of the economic status relates to the aggregate business of the tele.ring Telekom Service GmbH Co KEG 1-4/1999 and the tele.ring Telekom Service GmbH 5-12/1999.

                                           1 - 4 / 1999                 5 - 12/1999                Total 1999
                                       --------------------       ---------------------      ---------------------
                                        E 1000          %          E 1000           %          E 1000          %
                                       -------      -------       -------        ------      --------       ------
Sales                                    3.505        100,0        20.003         100,0        23.508          100

Cost of sales                           -7.467       -213,1       -49.096        -245,4       -56.563       -240,6
                                       -------      -------       -------        ------      --------       ------
GROSS MARGIN                            -3.962       -113,0       -29.093        -145,4       -33.055       -140,6
                                       -------      -------       -------        ------      --------       ------
Reversal of provisions                      70          2,0             1           0,0            71          0,3
Sundry operating income                      0          0,0            54           0,3            54          0,2
                                       -------      -------       -------        ------      --------       ------
Other operating income                      70          2,0            55           0,3           125          0,5

Selling expenses                        -5.628       -160,6       -25.451        -127,2       -31.079       -132,2

Administrative expenses                 -2.613        -74,6       -11.958         -59,8       -14.571        -61,9

Taxes and duties                           -98         -2,8          -744          -3,7          -842         -3,6
Losses on disposal of fixed assets           0          0,0             0           0,0             0          0,0
Sundry operating expenses                  -29         -0,8        -2.877         -14,4        -2.906        -12,3
                                       -------      -------       -------        ------      --------       ------
Other operating expenses                  -127         -3,6        -3.621         -18,1        -3.748        -15,9
                                       -------      -------       -------        ------      --------       ------
OPERATING RESULT (EBIT)                -12.260       -349,8       -70.068        -350,3       -82.328       -350,2
                                       -------      -------       -------        ------      --------       ------
Losses related to Investments                0          0,0            -3           0,0            -3           --
                                       -------      -------       -------        ------      --------       ------
Result from investments                      0          0,0            -3           0,0            -3           --

Interest income                             23          0,7            43           0,2            66          0,3
Income from securities                       0          0,0             0           0,0             0           --
Interest expense                          -157         -4,5        -4.434         -22,2        -4.591        -19,5
                                       -------      -------       -------        ------      --------       ------
Interest result                           -134         -3,8        -4.391         -22,0        -4.525        -19,2
                                       -------      -------       -------        ------      --------       ------
FINANCIAL RESULT                          -134         -3,8        -4.394         -22,0        -4.528        -19,2
                                       -------      -------       -------        ------      --------       ------
RESULT FROM ORDINARY OPERATIONS        -12.394       -353,7       -74.462        -372,3       -86.856       -369,4
                                       -------      -------       -------        ------      --------       ------
Taxes on income                              0          0,0            -4           0,0            -4
                                       -------      -------       -------        ------      --------       ------
LOSS FOR THE YEAR                      -12.394       -353,7       -74.466        -372,3       -86.860       -369,4
                                       -------      -------       -------        ------      --------       ------
Reversal of untaxed reserves               176          5,0             0           0,0           176          0,7
Allocation to untaxed reserves            -558        -15,9       -10.371         -51,8       -10.929        -46,5
                                       -------      -------       -------        ------      --------       ------
Net result after reserves              -12.776       -364,6       -84.837        -424,1       -97.613       -415,2
                                       -------      -------       -------        ------      --------       ------
Loss carried forward                   -22.976       -655,6           -11          -0,1       -22.976        -97,7
                                       -------      -------       -------        ------      --------       ------
NET LOSS                               -35.752      -1020,2       -84.848        -424,2      -120.589       -512,9
                                       =======      =======       =======        ======      ========       ======

       The structure of the income statement following the total cost method is as follows (EUR 1000):

                                             1998                   1-4/1999    5-12/1999      1999                     Changes
                                            E 1000          %        E 1000       E 1000      E 1000          %         E 1000
                                           -------      -------     --------    ---------    -------       ------      --------
Sales                                          475        100,0       3.505       20.003      23.508        100,0       23.032

Changes in inventory                             0          0,0           0         -170        -170         -0,7         -170
                                           -------      -------     -------      -------     -------       ------      -------
TOTAL INCOME                                   475        100,0       3.505       19.833      23.338         99,3            0
                                           -------      -------     -------      -------     -------       ------      -------
Other revenues                                  10          2,0          70           56         126          0,5          117

Cost of material and services received        -416        -87,5      -2.560      -21.441     -24.001       -102,1      -23.585

Personnel expenses                          -1.068       -224,6      -2.606      -15.643     -18.249        -77,6      -17.181

Depreciation                               -10.328      -2172,8      -3.949      -20.198     -24.147       -102,7      -13.819

Taxes and duties                            -1.967       -413,7        -147         -544        -691         -2,9        1.276
Loss on disposal of fixed assets                -9         -1,8           0            0           0          0,0            9
Exchange rate losses                             0          0,0           0           -1          -1          0,0           -1
Sundry                                     -11.136      -2342,6      -6.573      -32.130     -38.703       -164,6      -27.567
Other operating  expenses                  -13.111      -2758,1      -6.720      -32.675     -39.395       -167,6      -26.284
                                           -------      -------     -------      -------     -------       ------      -------
OPERATING RESULT                           -24.438      -5141,0     -12.260      -70.068     -82.328       -350,2      -57.891
                                           -------      -------     -------      -------     -------       ------      -------
Result from investments                          0          0,0           0           -3          -3          0,0           -3

Interest income                                  7          1,5           0           43          43          0,2           36
Interest paid                                 -222        -46,8        -134       -4.434      -4.568        -19,4       -4.345
Interest result                               -215        -45,3        -134       -4.391      -4.525        -19,2       -4.309
                                           -------      -------     -------      -------     -------       ------      -------
FINANCIAL RESULT                              -215        -45,3        -134       -4.394      -4.528        -19,3       -4.312
                                           -------      -------     -------      -------     -------       ------      -------
RESULT FROM ORDINARY
OPERATIONS                                 -24.653      -5186,3     -12.394      -74.462     -86.856       -369,5      -62.203
                                           -------      -------     -------      -------     -------       ------      -------
Taxes on income                                  0          0,1           0           -4          -4          0,0           -4
                                           -------      -------     -------      -------     -------       ------      -------
LOSS FOR THE YEAR                          -24.653      -5186,2     -12.394      -74.466     -86.860       -369,5      -62.207
                                           =======      =======     =======      =======     =======       ======      =======

       The number of workforce of the company continued to develop dynamically and increased from 90 as of 31 December 1998 to 147 as of 30 April 1999. As of 30 June 1999 after the incorporation of Citykom, already 282 employees were engaged. As of 31 December 1999 the head count amounted to 521 employees.

       The major individual items of other operating expenses related to advertising (MEUR 3,776 that is 51,95 Mio ATS), consulting (MEUR 1,247 that is 17,16 Mio ATS) and IT-services (MEUR 0,425 that is 5,8 Mio ATS).

4.3    Balance sheet

       The description of the balance sheet takes account of the former legal form of the company. The balance sheet as of 31 December 1999 of the tele.ring Telekom Service GmbH is set against the balance sheet of tele.ring Telekom Service GmbH & Co KEG as of 31 December 1998.

                                                                                                    Changes
                                                31.12.1998            31.12.1999              ------------------
                                                   E 1000        %      E 1000         %       E 1000       %
                                                ----------     -----  ----------     -----    -------     ------
ASSETS

Intangible assets                                 184.671       92,5    305.443       72,6    120.772         65
Tangible assets                                     3.541        1,8     60.176       14,3     56.635      1.599
Financial assets                                        0        0,0         35        0,0         35         --
                                                  -------      -----    -------      -----    -------     ------
FIXED ASSETS                                      188.212       94,3    365.654       86,9    177.442         94
                                                  -------      -----    -------      -----    -------     ------
Inventories                                             0        0,0      1.698        0,4      1.698         --
Accounts receivable                                   346        0,2      6.649        1,6      6.303      1.823
Accounts receivable from affiliated companies       6.958        3,5        464        0,1     -6.494        -93
Other receivables and assets                        4.056        2,0      6.312        1,5      2.256         56
Liquid funds                                            6        0,0      3.460        0,8      3.454     54.625
                                                  -------      -----    -------      -----    -------     ------
CURRENT ASSETS                                     11.366        5,7     18.583        4,4      7.217         63
                                                  -------      -----    -------      -----    -------     ------
DEFFERED CHARGES                                        0        0,0     36.476        8,7     36.476         --
                                                  -------      -----    -------      -----    -------     ------
TOTAL ASSETS                                      199.578      100,0    420.713      100,0    221.135        111
                                                  =======      =====    =======      =====    =======     ======

LIABILITIES AND SHARE HOLDERS` EQUITY

Share capital                                      58.138       29,1     60.000       14,3      1.862          3
Capital reserves                                  145.088       72,7    130.684       31,1    -14.404        -10
Retained earnings                                       0        0,0          0        0,0          0         --
Net loss                                          -22.976      -11,5    -84.848      -20,2    -61.872        269
                                                  -------      -----    -------      -----    -------     ------
EQUITY                                            180.250       90,3    105.836       25,2    -74.414        -41
                                                  -------      -----    -------      -----    -------     ------
Investment allowance according to sec. 10 EStG        282        0,1     11.035        2,6     10.753      3.820
                                                  -------      -----    -------      -----    -------     ------
UNTAXED RESERVES                                      282        0,1     11.035        2,6     10.753      3.820
                                                  -------      -----    -------      -----    -------     ------
TOTAL EQUITY                                      180.531       90,5    116.871       27,8    -63.660        -35
                                                  -------      -----    -------      -----    -------     ------
Provisions for severance payments                      18        0,0        242        0,1        224      1.221
Provisions for taxes                                    0        0,0         28        0,0         28         --
Other provisions - personnel                          273        0,1      3.495        0,8      3.222      1.179
Other provisions                                       98        0,1      2.344        0,6      2.246      2.289
                                                  -------      -----    -------      -----    -------     ------
PROVISIONS                                            390        0,2      6.109        1,5      5.719      1.468
                                                  -------      -----    -------      -----    -------     ------
Bank loans and overdrafts                           1.022        0,5    188.963       44,9    187.941     18.394
Accounts payable - trade                            5.767        2,9     49.904       11,9     44.137        765
Accounts payable - affiliated companies             7.201        3,6     52.914       12,6     45.713        635
Other liabilities                                   4.668        2,3      5.952        1,4      1.284         28
                                                  -------      -----    -------      -----    -------     ------
LIABILITIES                                        18.658        9,4    297.733       70,8    279.075      1.496
                                                  -------      -----    -------      -----    -------     ------
TOTAL LIABILITIES AND
SHAREHOLDERS` EQUITY                              199.578      100,0    420.713      100,0    221.135        111
                                                  =======      =====    =======      =====    =======     ======


       The total assets of the company doubled by comparison to the preceding year to MEUR 420,7. The most important differences to the preceding year relate to the transfer of the Citykom assets as of 30 April 1999 (MEUR 18,27) and to downpayment of rent (MEUR 37,063) for the cable infrastructure provided by the municipal enterprises as of 30 April 1999. Fixed assets (MEUR 365,654) correspond to 86,9 % of total assets.

       Equity including untaxed reserves corresponds to 27,8 % of total liabilities and shareholders` equity due to accumulated losses. Therefore assets are covered by equity at a rate of 32 % as of the balance sheet date.

       Current assets (MEUR 11,366) increased from MEUR 11,366 to MEUR 18,583 as of 31 December 1999. Accounts receivable from trade less value adjustment (MEUR 0,488) were disclosed in the amount of MEUR 6,649. Other receivables (less valuation adjustments in the amount of MEUR 0,297) include receivables from tax offices in the amount of MEUR 6,453. Deferred charges comprise downpayments of rent.

       Provisions increased mainly due to personnel provisions from TEUR 390 to MEUR 6,1 as of balance sheet date.

       Payables from financing in the amount of MEUR 56,014 are included in accounts payable to affiliated companies and other liabilities (as of 31 December 1998: MEUR 11,066). Financing debts have therefore risen to MEUR 241,5 as of balance sheet date.

       Net working capital (without deferred charges) amount to MEUR - 30,4 compared to MEUR - 4,4, as of 31 December 1998.

4.4.   Liquidity

       The description of the balance sheet takes account of the former legal form of the company. The balance sheet as of 31 December 1999 of the tele.ring Telekom Service GmbH is set against the balance sheet of the tele.ring Telekom Service GmbH & Co KEG as of 31 December 1998.

                                                         Short-term                Long-term                  Changes
                                                  ------------------------   ----------------------    ----------------------
                                                  31.12.1998    31.12.1999   31.12.1998  31.12.1999    short-term   long-term
                                                     E 1000       E 1000       E 1000      E 1000        E 1000      E 1000
                                                  ----------    ----------   ----------  ----------    ----------   ---------
ASSETS

Intangible assets                                         0            0      184.671      305.443            0      120.772
Tangible assets                                           0            0        3.541       60.176            0       56.635
Financial assets                                          0            0            0           35            0           35
                                                     ------      -------      -------     --------      -------     --------
FIXED ASSETS                                              0            0      188.212      365.654            0      177.442
                                                     ------      -------      -------     --------      -------     --------
Inventories                                               0        1.698            0            0        1.698            0
Accounts receivable - trade                             346        6.649            0            0        6.303            0
Accounts receivable -  trade affiliated comp              0          464            0            0          464            0
Accounts receivable - finance affiliated comp         6.958            0            0            0       -6.958            0
Other receivables                                     4.056        6.312            0            0        2.256            0
Cash on hand and in banks                                 6        3.460            0            0        3.454            0
                                                     ------      -------      -------     --------      -------     --------
CURRENT ASSETS                                       11.366       18.583            0            0        7.217            0
                                                     ------      -------      -------     --------      -------     --------

Deferred charges                                          0        2.472            0       34.004        2.472       34.004
                                                     ------      -------      -------     --------      -------     --------
TOTAL ASSETS                                         11.366       21.055      188.212      399.658        9.689      211.446
                                                     ======      =======      =======     ========      =======     ========
LIABILITIES AND SHAREHOLDERS` EQUITY

Share capital                                             0            0       58.138       60.000            0        1.862
Capital reserves                                          0            0      145.088      130.684            0      -14.404
Retained earnings                                         0            0            0            0            0            0
Net loss                                                  0            0      -22.976      -84.848            0      -61.872
                                                     ------      -------      -------     --------      -------     --------
EQUITY                                                    0            0      180.250      105.836            0      -74.414
                                                     ------      -------      -------     --------      -------     --------
Investment allowance according to sec. 10 EStG            0            0          282       11.035            0       10.753
                                                     ------      -------      -------     --------      -------     --------
UNTAXED RESERVES                                          0            0          282       11.035            0       10.753
                                                     ------      -------      -------     --------      -------     --------
Provisions for severance payment                          0            0           18          242            0          224
Provisions for taxes                                      0           28            0            0           28            0
Other provisions - personnel                            273        3.495            0            0        3.222            0
Other provisions                                         62        1.563           36          781        1.501          745
                                                     ------      -------      -------     --------      -------     --------
PROVISIONS                                              335        5.086           54        1.023        4.751          969
                                                     ------      -------      -------     --------      -------     --------
Bank loans and overdrafts                             1.022      188.963            0            0      187.941            0
Accounts payable - trade                              5.767       49.904            0            0       44.137            0
Accounts payable - trade affiliated comp                613        1.260            0            0          647            0
Accounts payable - financing affiliated comp          6.589       51.654            0            0       45.065            0
Other liabilities                                       190        1.592            0            0        1.402            0
Other liabilities - financing                         4.478        4.360            0            0         -118            0
                                                     ------      -------      -------     --------      -------     --------
LIABILITIES                                          18.658      297.733            0            0      279.075            0
                                                     ------      -------      -------     --------      -------     --------
TOTAL LIABILITIES AND
SHAREHOLDERS` EQUITY                                 18.993      302.819      180.586      117.894      283.826      -62.692
                                                     ======      =======      =======     ========      =======     ========
Coverage                                              7.627      281.764       -7.627     -281.764      274.137     -274.137
Coverage as percentage                                 67,1      1.338,2         -4,1        -70,5      2.829,4       -129,6
                                                     ======      =======      =======     ========      =======     ========

       The structure of due dates of financing shows that long-term assets are not covered by long-term financing by the amount of MEUR 281,764.

4.5    Cash flow statement

       The description of the financial position takes account of the former legal form of the company and relates to the aggregate financial year 1999 of the tele.ring Telekom Service GmbH & Co KEG (01.01.1999 to 30.04.1999) and the tele.ring Telekom Service GmbH (01.05.1999 to 31.12.1999).

                                                                         1999
                                                                        E 1000
                                                                       --------
+  Loss for the year                                                    -86.860
+  Depreciation tangible and intangible assets                           24.148
   Balance between beginning and ending balance of
+  Provisions for severance payments                                        224
+  Other long-term provisions                                               745
                                                                       --------
   CASH FLOW DVFA/SG                                                    -61.743
                                                                       --------
   Assets (Increase+/Decrease-)
   Inventories                                                           -1.698
   Accounts receivables - trade                                          -6.303
   Accounts receivables - trade from affiliated companies                  -464
   Other receivables and assets                                          -2.256
   Deferred charges                                                     -36.476

   Liabilities (Increase -,Decrease +)
   Provisions for taxes                                                      28
   Other short-term provisions - personnel                                3.222
   Other short-term provisions                                            1.501
   Trade payables                                                        44.137
   Trade payables - affiliated companies                                    647
   Other payables                                                         1.402
   Deferred income                                                            0
                                                                       --------
   Change in net working capital                                          3.740
                                                                       --------
   CHANGE IN FUNDS FROM ORDINARY ACTIVITIES                             -58.003
                                                                       --------
   Capital expenditure to intangible assets                            -138.599
   Capital expenditure to tangible assets                               -62.956
   Capital expenditure to financial investments                             -35
   less non cash effective transactions                                  23.174
                                                                       --------
   FUNDS USED FOR INVESTING ACTIVITIES                                 -178.416
                                                                       --------
   NET CASH FLOW                                                       -236.419
                                                                       --------
   Share capital increase, GmbH                                              26
   Changes in equity due to contribution in kind                         23.174
   less non cash effective transactions                                 -23.174
                                                                       --------
   Changes in equity                                                         26

   Bank loans and overdrafts < 1 year                                   187.941
   Accounts payable to affiliated companies (loans)                      45.065
   Other liabilities  F+C (loans)                                          -118
                                                                       --------
   Changes in financial debt                                            232.889
                                                                       --------
   CHANGES IN FUNDS BY FINANCING ACTIVITIES                             232.915
                                                                       --------
   CHANGES IN FUNDS                                                      -3.504
                                                                       ========

   LIQUID FUNDS - AS AT 1 JANUARY 1999                                    6.964
   LIQUID FUNDS - AS AT 31 DECEMBER 1999                                  3.460
                                                                         -3.504
                                                                       ========

       In the financial year 1999 the negative cash flow according to DVFA/SG amounts to minus MEUR 61,743.

       Net working capital (without deferred charges) increased by an amount of MEUR 40,216. The downpayments of rent included in the deferred charges caused a decrease in cash funds of MEUR 36,476. Capital expenditure in fixed assets amount to MEUR 178,416.

       The Net cash flow shows a decrease of cash funds in the amount of MEUR 236,419 which was compensated by increasing financial debt in the amount of MEUR 232,915. The net financial position worsened from a debt level of minus MEUR 5,124 as of 31 December 1998 to a level of debt in an amount of minus MEUR 241,5 as of balance sheet date. In these numbers the cash advance of Telering Dienstleistungs GmbH (MEUR 44,548) which is shown as a liability from financing and clearing is included, although it may be classified as equity.

5.     ACCOUNTING

       The bookkeeping and accounting is done at the headquarter of the company in Vienna 3, Hainburgerstrasse 33.

       Since February 1999 SAP R/3, release 4.0.B, is used to carry out accounting. Main characteristics of SAP are the data entry at several places in different modules, the automatic check an to control of data input, the online processing and thus the permanent readiness and update of the database and specified adjustments to the needs of the company. It is also possible to process data in different currencies at the same time.

       The Company uses the integrated business application of R/3 of SAP. The tele.ring IT-installations are run by the data center of Mannesmann Datenverarbeitung in Ratingen (MDV).

       The Company introduced the EURO currency as primary currency in accounting since mid February beginning with 1 January 1999.

       The salaries are managed by third parties and are integrated into SAP by monthly entries and checks.

       At the beginning of the year 1999 the cost accounting was implemented. Cost accounting is effected by the module Controlling in the SAP R/3 system. Further data processing is done in Alea, a program based on Excel.

       The billing is done by Mannesmann Datenverarbeitung (MDV) in Ratingen. Billing dates are checked every billing period and afterwards transferred into the SAP-system. Accounts receivable and the customer relationship management is effected by the SAP-system.

       As a result of our audit and of our samples made we may state with reference to the paragraphs above, that the bookkeeping and accounting as well as the filing system are in conformity with the general accepted accounting principles and legal regulations. The 1999 financial statements are duly derived from the books.

6.     INSURANCE

       As of year end 1999 following insurances with insurance sums existed:

                                                                    Insurance cover
                                                                         TEUR
                                                                    ---------------
1.   PROPERTY INSURANCE
     All-Risk, property                                               818.067,01
     Additional group cover                                           818.067,01

2.   BUSINESS INTERRUPTION
     All-Risk, business interruption                                  332.339,72
     Additional group cover                                           332.339,72

3.   ELECTRONIC DEVICES INSURANCE
     Telecommunication, IT installations, fixed-line and mobile       818.067,01
     IT mobile                                                            127,82

4.   FIXED-LINE
     Construction of network
     Transport                                                         1.533,88
     Construction                                                     15.338,76
     Building                                                         15.338,76
     Per event                                                        25.564,59
     Per year                                                         76.693,78
     Per project                                                     153.387,56

5.   BUSINESS LIABILITY INSURANCE
     Per event                                                          2.556,46
     Per year                                                           7.669,38

6.   ENVIRONMENTAL INSURANCE
     Per event                                                          2.556,46
     Per year                                                          25.564,59

       A business liability insurance by Mannesmann AG, Dusseldorf provides an umbrella coverage to the company.

       The company is included in the cover of a Group excess loss liability insurance of Mannesmann AG, Dusseldorf. The maximum cover is 143.161,72 TEUR for personal and property damages and 171.282,78 TEUR for all damages within a year and includes the basic insurance cover. There is another additional group cover due to an insurance contract of Mannesmann AG, Dusseldorf, covering a maximum damage per event of 7.669,3 TEUR of business liability and environmental liability with a maximum amount of
       23.008 TEUR per year.

7.     AUDIT RESULT AND AUDIT OPINION

       In summary the result of our audit was:

       The bookkeeping and accounting for individual assets and liabilities as of 31 December 1999 were made in accordance with legal requirements. The balance sheet and the profit and loss statement were prepared in accordance with sections 224 and 231 ACC.

       The management of the company had declared in a representation letter that in the balance sheet as of 31 December 1999 all assets and all known liabilities are completely included and that the assets of the company are not subject to any encumbrances or rights of third parties.

       We did not find any facts which endanger the continued existence of the company or its development or severe breaches of law or of the articles of association by company executives (section 273 sec. 2 ACC).

       Therefore we granted an unqualified opinion pursuant to section 274 ACC to the annual financial statements in German as of 31 December 1999:

              According to our due audit, the accounting and annual financial statements comply with legal regulations. The annual financial statements give a true and fair view of the assets, financial and earnings position of the company in conformity with Generally Accepted Accounting Principles.

       Vienna, 28 January 2000

                       JONASCH - PLATZER - GRANT THORNTON
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International



Univ.-Doz. Dr. Walter Platzer                               Mag. Josef Toglhofer
                              Chartered Accountants

        PART II - DETAILS TO INDIVIDUAL ITEMS OF THE FINANCIAL STATEMENTS

                     1. BALANCE SHEET AS OF 31 DECEMBER 1999

       By agreement for a contribution in kind of 15 October 1999 the tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. In the following tables the transfer of assets and liabilities due to the transfer are called additions due to transfer.

                                     ASSETS

A.     FIXED ASSETS

       The development of the fixed assets is shown in Notes:

       The proof for the existence of assets contained in the financial statements has been given by the register of fixed assets and by the relevant financial accounts. Assets bought by Citykom were documented by invoices and registers of assets.

       Additions to fixed assets were valued at purchase cost, which comprise the amounts according to invoices issued by the seller, deducting discounts and rebates and adding incidental purchasing costs. For all additions to fixed assets an investment allowance according to Section 10 EStG 1988 (Austrian Income Tax Law) was formed in the maximum amount.

       During the reporting period straight-line depreciation in an amount of EUR 20.199.441,33 was made. Due to the transfer of the business of tele.ring Telekom Service GmbH & Co KEG fixed assets were depreciated as follows:

       a) assets purchased by tele.ring Telekom Service GmbH & Co KG until 30 April: depreciation of 8 months

       b) assets transferred from Citykom Austria Telekommunikation GmbH: 12 month depreciation for the period 1.5.99 to 31.12.99

       c) assets purchased by tele.ring Telekom Service GmbH & Co KG after 1.5.99: half-year or full-year depreciation according to the date of going into operation.

       According to Section 13 EStG 1988 the option to fully depreciate low value items with purchasing costs of up to EUR 363,36 was taken in the amount of EUR 1.330.470,55 in 1999. These items are shown as additions, disposals and depreciation in the table of fixed assets according to ACC.

       Disposals mainly relate to low value items.

       The items of the fixed assets are reported as follows:

A.I.   INTANGIBLE ASSETS
                                 31.12.1999: EUR      305.442.775,64
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

A.I.1. Concessions, trademarks, patents and similar rights

                                 31.12.1999: EUR      271.991.703,50
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                         1999
                                                          EUR
                                                    --------------
Acquisition cost 1.1.1999                                     0,00
+ additions due to transfer                         196.288.748,33
+ additions                                         100.977.476,99
                                                    --------------
Acquisition cost 31.12.1999                         297.266.225,32
- Accumulated amortization                          -25.274.521,82
                                                    --------------
Book value 31.12.1999                               271.991.703,50
                                                    ==============
Amortization of the year                             12.178.504,68
                                                    ==============


       Additions due to the transfer comprise rights of use of fiber optic cables in the amount of MEUR 194.

       The additions include in an amount of MEUR 98 the 4th Austrian mobile telephone license. Investments in software were made in an amount of MEUR 2 including a billing software in the amount of TEUR 419.

       Depreciations for the mobile telephone license as well as for the right of usage and cable laying rights are made at a rate of 5% p.a. For additions during the year the investment allowance in accordance with section 10 EStG 1988 was entered in the maximum amount.

A.I.2. Goodwill

                                 31.12.1999: EUR       32.377.408,14
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                            1999
                                                             EUR
                                                        -------------
Acquisition cost 1.1.1999                                        0,00
+ additions due to transfer                             11.516.633,01
+ additions (supplementary licence amounts)             23.173.446,89
                                                        -------------
Acquisition cost 31.12.1999                             34.690.079,90
- Accumulated amortization                              -2.312.671,76
                                                        -------------
Book value 31.12.1999                                   32.377.408,14
                                                        =============
Amortization of the year                                 2.312.671,76
                                                        =============

       Additions due to the transfer in kind relate to the goodwill, emerging from the Citykom-transaction. The company acquired all main assets and contracts of Citykom Austria Telekommunikation GmbH by 30 April 1999.

       Assets shown under additions relate to supplementary balance sheet amounts of Mannesmann Eurokom GmbH as well as of Citykom Austria Telekommunikation GmbH. The entry was made against capital reserves.

       Amortization of the goodwill is planned over a period of 15 years. In the year of acquisition all additions were subject to a full-year depreciation.


A.I.3. Prepayments on account for concessions and similar rights

                                 31.12.1999: EUR        1.073.664,00
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                    1999
                                                     EUR
                                                ------------
Acquisition cost 1.1.1999                               0,00
+ additions                                     1.073.664,00
                                                ------------
Acquisition cost 31.12.1999                     1.073.664,00
- Accumulated amortization                      1.073.664,00
                                                ------------
Book value 31.12.1999                                   0,00
                                                ============

       This item relates to software for IT-systems regarding selling and billing. The investment allowance according to sec. 10 EStG 1988 was taken advantage of in the maximum amount.

A.II.  TANGIBLE ASSETS           31.12.1999: EUR       60.176.123,00
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

A.II.1. Land, buildings and leasehold improvements

                                 31.12.1999: EUR        2.816.765,47
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                    1999
                                                     EUR
                                                 ------------
Acquisition cost 1.1.1999                                0,00
+ additions due to transfer                      1.055.368,86
+ additions                                      1.895.327,97
                                                 ------------
Acquisition cost 31.12.1999                      2.950.696,83
- Accumulated depreciation                        -133.931,36
                                                 ------------
Book value 31.12.1999                            2.816.765,47
                                                 ============
Depreciation of the year                            87.956,97
                                                 ============

       The depreciation for investments in third party properties are usually made over the period of the rental contract or over 20 years.

A.II.2. Technical equipment and
        machinery                31.12.1999: EUR       29.370.678,53
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                     1999
                                                      EUR
                                                 -------------
Acquisition cost 1.1.1999                                 0,00
+ additions due to transfer                       8.174.154,53
+ additions                                      24.800.994,10
                                                 -------------
Acquisition cost 31.12.1999                      32.975.148,63
- Accumulated depreciation                       -3.604.470,10
                                                 -------------
Book value 31.12.1999                            29.370.678,53
                                                 =============
Depreciation of the year                          3.263.904,94
                                                 =============

       The additions relate mainly to network switches in an amount of EUR 8,6, fixed-line access at customers premises in an amount of MEUR 6,3, to fixed-line switches (MEUR 3,7), to fiber optic cables (MEUR 2,7) and to air conditioning devices (MEUR 1,8).

A.II.3. Office equipment and other
        fixture                  31.12.1999: EUR        4.989.031,00
                                 -----------------------------------
                                (31.12.1998: EUR               0,00)

Breakdown:

                                                        1999
                                                         EUR
                                                    -------------
Acquisition cost 1.1.1999                                    0,00
+ additions due to transfer                          2.080.925,85
+ additions                                          5.586.838,51
- disposals                                         -1.330.470,55
                                                    -------------
Acquisition cost 31.12.1999                          6.337.293,81
- Accumulated depreciation                          -1.348.262,81
                                                    -------------
Book value 31.12.1999                                4.989.031,00
                                                    =============
Depreciation of the year                             2.356.402,98
                                                    =============

       The additions relate mainly to office equipment in an amount of EUR 1,6 million and to IT-hardware with EUR 2,5 million. Furthermore, in the additions and disposals low value items (around EUR 1,3 million) are included.

       The planned depreciation period for office equipment is 3 - 10 years, for IT-hardware 2 - 4 years, for measuring and testing equipment 5 years and for cars 4 years.

A.II.4. Construction in progress   31.12.1999: EUR       22.999.648,00
                                   -----------------------------------
                                  (31.12.1998: EUR                0,00

Breakdown:

                                                         1999
                                                          EUR
                                                     -------------
Acquisition cost 1.1.1999                                     0,00
+ additions due to transfer                             472.627,00
+ additions                                          22.527.021,00
                                                     -------------
Book value 31.12.1999                                22.999.648,00
                                                     =============

       The construction in progress relates to the following important transactions:

                                                       1999
                                                        EUR
                                                   -------------
Wireless communication antennas                    15.296.030,35
ISDN-Switches                                       1.957.371,43
Customer premises equipment                           432.019,00
Investments in third party property                   138.671,55

A.III. FINANCIAL ASSETS            31.12.1999: EUR           35.000,00
                                   -----------------------------------
                                  (31.12.1998: EUR                0,00)


A.III.1. Investments in affiliated
         companies                 31.12.1999: EUR           35.000,00
                                   -----------------------------------
                                  (31.12.1998: EUR                0,00)

Breakdown:

                                                       1999
                                                        EUR
                                                     ---------
Acquisition cost 1.1.1999                                 0,00
+ additions                                          35.000,00
                                                     ---------
Book value 31.12.1999                                35.000,00
                                                     =========

       With notarial record of 3 August 1999 tele.ring Dienstleistungs GmbH was established as a 100% subsidiary. The Company concluded a profit and loss transfer agreement with tele.ring Dienstleistungs GmbH.

B.     CURRENT ASSETS

B.I.   Inventories                 31.12.1999: EUR        1.697.832,15
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

B.I.1. Raw materials and supplies  31.12.1999: EUR        1.264.999,14
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       The gross values of raw materials and supplies relate to assets which were purchased for the building of the 4(th) Austrian mobile telephone network.

       As a result of the year end stock taking differences amounting to TEUR 169 were detected and offset against production costs (see page 38).

B.I.2. Merchandise                 31.12.1999: EUR         432.833,01
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       The item contain routers, which connect customers with the tele.ring fixed-line network. Stock taking differences as of 31 December 1999 in the amount of EUR 544,00 were offset against production costs.

B.II.  Accounts receivable
       and other assets            31.12.1999: EUR       13.424.523,56
                                   -----------------------------------
                                  (31.12.1998: EUR           4.021,97)

B.II.1. Accounts receivable from trade

                                   31.12.1999: EUR        6.648.697,09
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

                                                    31.12.1999
                                                        EUR
                                                   ------------
Accounts receivable, services                      7.127.402,26
Accounts receivable from suppliers                     9.653,83
                                                   ------------
                                                   7.137.056,09
- Individual value adjustments                       169.440,00
- Lump sum value adjustments                         318.919,00
                                                   ------------
                                                   6.648.697,09
                                                   ============

       Individual value adjustments in an amount of EUR 169.440,00 were made for doubtful and uncollectable receivables. A lump sum value adjustment in the amount of EUR 318.919,00 was entered.

B.II.2. Accounts receivable from
        affiliated companies
                                   31.12.1999: EUR         464.301,61
                                   -----------------------------------
                                  (31.12.1998: EUR           2.180,19)

       The accounts receivable from affiliated companies refer in an amount of TEUR 343 to Mannesmann Arcor & Co AG, Eschborn.

B.II.3. Other receivables and assets

                                   31.12.1999: EUR        6.311.524,86
                                   -----------------------------------
                                   31.12.1998: EUR           1.841,78)


                                                                    31.12.1999         31.12.1998
                                                                       EUR                EUR
                                                                    ------------       ---------
Corporation income tax claims                                               0,00          545,05
Receivables from employees
(travel expense advances)                                              15.505,79            0,00
Bidding securities                                                     32.243,15            0,00
Value added tax on imports                                                 65,48            0,00
Austrian tax authorities                                            6.454.520,19        1.362,93
German VAT                                                             77.836,83            0,00
Other                                                                  28.755,42            0,00
                                                                    ------------        --------
                                                                    6.608.926,86        1.970,98

- Lump sum value adjustments                                          297.402,00           66,20
                                                                    ------------        --------
                                                                    6.311.524,86        1.841,78
                                                                    ============        ========

       The lump sum value adjustment was calculated at a rate of 4,5% of the gross amount of receivables.

       The tax office account includes receivables from filed VAT returns for November and December. The payments to the tax office for personnel have already been deducted.

B.III. Cash in hand, cash at banks

                                   31.12.1999: EUR        3.460.512,56
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)


B.III.1. Cash in hand              31.12.1999: EUR            3.484,93
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)


       For the cash in hand we had access to the cash journal which was in accordance with the minutes taken when counting the cash at the balance sheet date.

B.III.2. Cash at banks             31.12.1999: EUR        3.457.027,63
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

                                                          31.12.1999
                                                              EUR
                                                         ------------
 Osterreichische Postsparkasse AG                        2.881.479,36
 Creditanstalt AG                                          427.407,34
 Bank fur Arbeit und Wirtschaft AG                          78.156,08
 Erste Bank AG                                              29.431,39
 Osterreichische Verkehrskreditbank AG                      23.134,11
 Bank Austria AG                                            17.419,35
                                                         ------------
                                                         3.457.027,63
                                                         ============

       The balances reported have been confirmed by statements of the bank accounts as well as confirmation letters of the banks.

C.     DEFERRED CHARGES
                                   31.12.1999: EUR       36.476.077,68
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)


                                                                                 31.12.1999
                                                                                     EUR
                                                                                -------------
Downpayments of rent for network infrastructure of municipal enterprises        35.806.759,00
Downpayments of rent - wireless telephone sites                                    669.318,68
                                                                                -------------
                                                                                36.476.077,68
                                                                                =============

       The company has made downpayments of rent up to the year 2018 to the seven municipal enterprises being the shareholders of Citykom Austria Telekommunikation GmbH for their cable network infrastructure (EUR 35.806.759,00).

                      LIABILITIES AND SHAREHOLDERS' EQUITY


A.     SHAREHOLDERS' EQUITY

A.I.   Share Capital               31.12.1999: EUR       60.000.000,00
                                   -----------------------------------
                                  (31.12.1998: EUR          36.336,42)


                                                              1999
                                                               EUR
                                                          -------------
Share capital 1.1.1999                                        36.336,42
+ increase of share capital 15.10.1999                    59.963.663,58
                                                          -------------
Share capital 31.12.1999                                  60.000.000,00
                                                          =============

       The share capital amounts to MEUR 60 - see Part I, chapter 7.

A.II.  Capital reserves            31.12.1999: EUR      130.683.523,34
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

A.II.1. Capital reserves - Other   31.12.1999: EUR      130.683.523,34
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       By agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. In accordance with resolution of the extraordinary general shareholder's meeting of 15 October 1999 of tele.ring Telekom Service GmbH, tele.ring Telekom Service GmbH & Co KEG was entitled to hold a stake of the newly issued share capital in the amount of EUR 59.963.663,58 as consideration for the transfer of its business in accordance with chapter 3 UmgrStG.

       The net assets transferred including the supplementary balance sheet items of Mannesmann Eurokom GmbH and Citykom Austria Telekommunikation GmbH amount to EUR 190.647.186,92 and correspond to the increase of the share capital (EUR 59.963.663,58) and the increase in the capital reserves (EUR 130.683.523,34).

A.III. Net loss                    31.12.1999: EUR      -84.847.916,35
                                   -----------------------------------
                                  (31.12.1998: EUR         -10.334,91)

       The financial year 1999 closes with a net loss of EUR 84.837.581,44. Taking account of the loss carried forward of EUR 10.334,91 a net loss of EUR 84.847.916,35 is reported.

B.     UNTAXED RESERVES

B.1.   Untaxed reserves - Other    31.12.1999: EUR       11.034.838,00
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       An investment allowance according to sec. 10 EStG 1988 was made in the maximum amount of additions in the financial year 1999 (EUR 8.412.469,56).

       For some individual classes of assets of the item "construction in progress" an investment allowance in the maximum amount was made (EUR 1.958.949,00).

Breakdown:

                                          As of                                                As of
                                         1.1.1999        Transfer         Additions         31.12.1999
                                           EUR             EUR               EUR                EUR
                                         --------       ----------      -------------      -------------
Investment allowance 1998                  0,00         222.388,00               0,00         222.388,00
Investment allowance 1999/ 1-              0,00         441.034,00               0,00         441.034,00
4/99
Investment allowance 1999/ 5-              0,00               0,00       8.412.467,00       8.412.467,00
12/99
Investment allowance
Construction in progress, 1999             0,00               0,00       1.958.949,00       1.958.949,00
                                           ----         ----------      -------------      -------------
                                           0,00         663.422,00      10.371.416,00      11.034.838,00
                                           ====         ==========      =============      =============

C.     PROVISIONS

C.1.   Provisions for
       severance payments          31.12.1999: EUR         241.704,83
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

Breakdown:

                                                           1999
                                                            EUR
                                                        ----------
As at 1.1.1999                                                0,00
+ addition due to transfer                              107.616,18
+ Addition                                              127.102,03
+ Addition of unaccrued interest                          6.986,62
                                                        ----------
Book value 31.12.1999                                   241.704,83
                                                        ==========

       The provisions for severance payments were calculated according actuarial principles. The calculation was made using the entry age method, a calculation percentage of 4 % and a pension age of 65 years for men and 60 years for women.

       The amount of the provisions for severance payments in accordance with sec. 14 EStG 1988 as of balance sheet date is EUR 18.126,86.

       An amount of EUR 28.965,50 due to the Citykom transfer was taken into account.

C.2.   Provisions for taxes        31.12.1999: EUR          28.342,41
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       The provision relates to not assessed public charges for the rental contract for the administration building in Vienna 3, Hainburger Strasse 33.

C.3.   Other provisions            31.12.1999: EUR        5.839.391,98
                                   -----------------------------------
                                  (31.12.1998: EUR           1.453,46)

Breakdown:

                                   01.01.1999      Transfer       Addition           Use             Reversal    31.12.1999
                                      EUR            EUR            EUR              EUR               EUR           EUR
                                   ----------   ------------    ------------    ------------         --------   ------------
Vacations not consumed                  0,00      639.924,08      775.697,06      639.924,08            0,00      775.697,06
Vacation and Christmas pay              0,00      314.560,26            0,00      314.560,26            0,00            0,00
Overtime, bonuses                       0,00            0,00      366.901,92            0,00            0,00      366.901,92
Other staff related expenses            0,00            0,00    2.352.057,01            0,00            0,00    2.352.057,01
Refurbishment                           0,00       36.336,42      744.463,58            0,00            0,00      780.800,00
Audit fees                          1.453,46       46.512,00       55.000,00       47.147,23          818,23       55.000,00
Legal and tax advice                    0,00       25.435,00       40.000,00       25.435,00            0,00       40.000,00
Cash discounts                          0,00            0,00      174.414,80            0,00            0,00      174.414,80
Reseller provisions                     0,00            0,00      174.414,80            0,00            0,00      174.414,80
Purchases                               0,00            0,00    1.120.106,39            0,00            0,00    1.120.106,39
                                    --------    ------------    ------------    ------------          ------    ------------
                                    1.453,46    1.062.767,76    5.803.055,56    1.027.066,57          818,23    5.839.391,98
                                    ========    ============    ============    ============          ======    ============

       The payments to employees relate to variable salary components, which will be paid in the year 2000.

       The other provisions related to employees in an amount of EUR 2,3 million is mainly caused by contract termination expenses of a managing director in the reporting period.

       The provision for refurbishment of the network was made in order to adequately address the obligation of the company to put the properties in rented railway stations into their original state as well as at other sites for wireless telephone antennas (TEUR 781).

       The provision for purchasing deals contains a provision for obligations from oral contracts made with a advertising agency in an amount of EUR 1.090.092,51 and an additional claim on discounts in an amount of EUR 30.013,88.

       The provision for cash discounts relates to provisions for annual customers rebates.

       The provision for reseller provisions relate to resellers of services provided by the Company.

       The provisions for not yet consumed vacations in the amount of EUR 775.687,06 are deferrals and take account of all vacation entitlements that have been acquired by employees as at the balance sheet date, but are not yet consumed.

D.     LIABILITIES                 31.12.1999: EUR      297.732.960,38
                                   -----------------------------------
                                  (31.12.1998: EUR           4.037,70)


D.1.   Bank loans and
       overdrafts                  31.12.1999: EUR      188.963.117,31
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       The balance mainly refers to current bank accounts with Erste Bank AG (EUR 188.949.368,86) and Commerzbank AG, Frankfurt am Main (EUR 13.736,90).

D.2.   Accounts payable from trade
                                   31.12.1999: EUR       49.904.008,94
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

       The balance sheet amount comprises the following items:

                                                               31.12.1999
                                                                   EUR
                                                              -------------
Accounts payable from trade, domestic                         24.304.152,80
Accounts payable from trade, OBB, Verbund and Citykom          4.049.954,60
Accounts payable from trade, international                     7.765.420,90
Not yet received invoices                                     13.870.563,14
Credit balances, customers                                       106.204,04
                                                              -------------
less cash discounts                                             -192.286,54
                                                              -------------
                                                              49.904.008,94
                                                              =============

       Liabilities in currencies of member states of the European Monetary Union are valued at fixed exchange rates for the Euro. Liabilities in other currencies were valued either at the exchange rate of the transaction date or the higher exchange rate of the balance sheet date.

       Not yet received invoices relate mainly to investment into network infrastructure (EUR 9.129.035,20), interconnection expenses (EUR 1.975.461,22), rental liabilities to municipal enterprises (EUR 1.017.419,68), Configuration Management (EUR 726.728,34), advertising expenses (EUR 600.251,63) and consulting expenditure (EUR 184.546,89).

D.3.   Accounts payable to
       affiliated companies        31.12.1999: EUR       52.913.774,96
                                   -----------------------------------
                                  (31.12.1998: EUR               0,00)

                                                             31.12.1999
                                                                EUR
                                                           -------------
tele.ring Dienstleistungs GmbH                             44.552.115,23
Mannesmann Eurokom GmbH                                     6.750.513,06
Mannesmann Datenverarbeitungs GmbH                          1.119.793,28
Mannesmann Austria AG                                         351.583,71
Mannesmann Eurokom Austria GmbH                               119.474,14
Mannesmann Werbegesellschaft mbH                               12.066,49
Sachs Handel Austria GmbH                                       3.617,36
Mannesmann Rexroth GmbH                                         2.435,54
Mannesmann Dematic GmbH                                         2.176,15
                                                           -------------
                                                           52.913.774,96
                                                           =============

       The liabilities to tele.ring Dienstleistungs GmbH, Mannesmann Austria AG and Mannesmann Eurokom GmbH are financing liabilities (EURO 51.654.212,00).

       The other liabilities are trade-related.

       Liabilities in currencies of member states of the European Monetary Union are valued at fixed exchange rates for the Euro. Liabilities in other currencies were valued either at the exchange rate of the transaction date or the higher exchange rate of the balance sheet date.

       The statements of balance of the affiliated companies were fully reconciled with the Company's accounts.

D.4.   Other liabilities           31.12.1999: EUR        5.952.059,17
                                   -----------------------------------
                                  (31.12.1998: EUR           4.037,70)

                                                      31.12.1999      31.12.1998
                                                         EUR             EUR
                                                     ------------     ----------
Taxes:
Payroll charges                                         53.169,92          0,00
Public charges and transactions taxes                        0,00      4.037,70
                                                     ------------       --------
                                                        53.169,92      4.037,70
                                                     ------------       --------
Social security:
Social security contributions                          563.305,76          0,00
                                                     ------------       --------
                                                       563.305,76          0,00
                                                     ------------       --------
Others:
Payroll December                                         5.451,86          0,00
Traveling expenses                                      48.649,02          0,00
Severance payments not yet due                           3.270,28          0,00
Shareholder loan, Verbund                            2.180.185,03          0,00
Shareholder loan, OBB                                2.180.185,02          0,00
Interest payable for loans                             849.286,00          0,00
Sundry                                                  68.556,28          0,00
                                                     ------------       --------
                                                     5.335.583,49          0,00
                                                     ------------       --------
                                                     5.952.059,17      4.037,70
                                                     ============       ========

       The payroll charges concerns the period of December 1999 and concern payroll deductions.

       The liabilities from Social Security Contributions show the employer's and employee's share of Social Security Contributions for the last month.

       OBB and Verbund granted various tranches of loans to the Company in the financial year 1998 (ATS 30 million total). The loans are used for short term financing purposes and remained unchanged in 1999.

       Interest payable for loans relates to interest for a loan with Erste bank not credited to the Company's bank account as of balance sheet date as well as interest for loans granted by shareholders.

       Sundry liabilities concern with EUR 61.438,70 a trust account for credited payroll charges.

                          2. INCOME STATEMENT FOR 1999

       By agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. As a consequence the income statement of the financial year reports the operative business of period from 1 May to 31 December 1999.

1.     SALES                       1999: EUR             20.002.851,00
                                   -----------------------------------
                                  (1998: EUR                     0,00)

                                                    1999
                                                     EUR
                                                -------------
Sales                                           17.799.322,00
Sales deferred                                   2.203.529,00
                                                -------------
Total Sales                                     20.002.851,00
                                                =============

2.     COST OF SALES

                                   1999: EUR             49.096.601,00
                                   -----------------------------------
                                  (1998: EUR                     0,00)


                                                          1999
                                                           EUR
                                                      -------------
Acquisition costs                                          6.121,00
Raw materials and supplies                               298.304,00
Cost of services received                             23.872.156,00
Freight and transport expenses                           110.069,00
Maintenance and repair                                 1.124.640,00
Rent                                                   2.010.707,00
Personnel                                              4.919.889,00
Depreciation and amortization                         15.768.617,00
Sundry                                                   986.098,00
                                                      -------------
Total                                                 49.096.601,00
                                                      =============

3.     GROSS PROFIT                1999: EUR            -29.093.750,00
                                   -----------------------------------
                                  (1998: EUR                     0,00)

4.     OTHER OPERATING INCOME      1999: EUR                 56.236,23
                                   -----------------------------------
                                  (1998: EUR                 2.180,19)

                                                    1999             1998
                                                     EUR             EUR
                                                  ---------         --------
Other income and income from collection           53.572,00             0,00
Income from reversal of provisions                   818,23             0,00
Currency exchange gains                              917,00             0,00
Other income                                         929,00         2.180,19
                                                  ---------         --------
                                                  56.236,23         2.180,19
                                                  =========         ========

5.     SELLING EXPENSES            1999: EUR             25.451.369,00
                                   -----------------------------------
                                  (1998: EUR                     0,00)

                                                                             1999
                                                                              EUR
                                                                        -------------
Raw materials and supplies                                                  79.807,00
                                                                        -------------
Maintenance and repair                                                     148.932,00
                                                                        -------------
Freight and transport expenses                                              10.053,00
                                                                        -------------
Personnel
Basic salaries                                                           5.940.468,00
Overtime pay and bonuses                                                   129.322,00
Vacation and Christmas pay                                                 759.242,00
Vacation redemption                                                        184.027,00
Provision for vacations not consumed                                        22.547,00
One-time bonuses and other                                                 407.784,00
Expenses for severances payments                                            67.785,00
Expenses for pensions                                                       15.193,00
Expenses for statutory social security and
payroll related taxes and contributions                                  1.292.597,00
Other social expenses                                                      386.345,00
                                                                        -------------
                                                                         9.205.310,00
                                                                        -------------
Depreciation and amortization                                              520.350,00
                                                                        -------------
Other operating expenses
Consulting fees                                                            745.310,00
Marketing and advertising                                               11.441.799,00
Temporary workforce                                                        196.477,00
Other                                                                    3.103.331,00
                                                                        -------------
                                                                        15.486.917,00
                                                                        -------------
Total                                                                   25.451.369,00
                                                                        =============

6.     GENERAL ADMINISTRATIVE EXPENSES      1999: EUR           11.957.705,68
                                            ---------------------------------
                                           (1998: EUR                   0,00)

                                                                   1999
                                                                    EUR
                                                               -------------
Cost of material
Raw materials and supplies                                         38.087,00
                                                               -------------
Freight and transport expenses                                     44.994,00
                                                               -------------
Cost of services
Maintenance                                                       227.590,00
                                                               -------------
Personnel
Basic salaries                                                  1.095.062,00
Overtime pay and bonuses                                           20.694,00
Vacation and Christmas pay                                        187.256,00
Vacation redemption                                                 5.854,00
One-time bonuses and other                                         48.352,00
Expenses for severances payments                                   22.554,00
Expenses for statutory social security and
payroll related taxes and contributions                           318.696,00
Other social expenses                                             162.659,00
                                                               -------------
                                                                1.861.127,00
                                                               -------------
Depreciation and amortization                                   1.597.803,00
                                                               -------------
Other operating expenses
Legal support                                                     338.694,00
IT consulting and IT services                                   3.754.450,00
Consultancy fees                                                1.010.543,00
Personnel recruitment                                             966.838,89
Lease and rent                                                    837.877,00
Temporary workforce                                               211.361,00
Others                                                          1.068.340,79
                                                               -------------
                                                                8.188.104,68
                                                               -------------
Total                                                          11.957.705,68
                                                               =============

7.     OTHER OPERATING EXPENSES
                                            1999: EUR            3.621.904,00
                                            ---------------------------------
                                           (1998: EUR              12.809,40)

                                                        1999           1998
                                                         EUR            EUR
                                                    ------------     ---------
Amortization of goodwill                            2.312.672,00          0,00
Refurbishment                                         744.464,00          0,00
Currency exchange losses                                  964,00          0,00
Individual value adjustments                          157.501,00          0,00
Lump sum value adjustments                            394.517,00         66,20
Others                                                 11.786,00     12.743,20
                                                    ------------     ---------
                                                    3.621.904,00     12.809,40
                                                    ============     =========

8.     SUBTOTAL FROM LINE 1 TO 7
       (OPERATING RESULT)                   1999: EUR          -70.068.492,45
                                            ---------------------------------
                                           (1998: EUR             -10.629,22)

9.     INCOME FROM INTEREST AND SIMILAR INCOME

                                            1999: EUR               43.031,41
                                            ---------------------------------
                                           (1998: EUR                 294,31)


                                                   1999            1998
                                                    EUR             EUR
                                                 ---------         ------
Interest from affiliated companies                1.720,41           0,00
Bank interest                                    40.748,00         294,31
Other interest                                      563,00           0,00
                                                 ---------         ------
                                                 43.031,41         294,31
                                                 =========         ======

10.    EXPENSES FOR FINANCIAL ASSETS        1999: EUR                3.406,27
                                            ---------------------------------
                                           (1998: EUR                   0,00)

       The item refers to losses transferred according to the profit and loss transfer agreement with tele.ring Dienstleistungs GmbH.

11.    INTERESTS AND SIMILAR EXPENSES       1999: EUR            4.433.208,13
                                            ---------------------------------
                                           (1998: EUR                   0,00)

                                                          1999
                                                           EUR
                                                      ------------
Interest to affiliated companies                      1.341.527,40
Interest for severance payments                           6.987,00
Interest on current account OBB                          95.370,00
Interest on current account Verbund                      69.975,00
Other interest                                           98.495,73
Not used cash discounts                                  17.017,00
Bank interest                                            22.807,00
Guarantee provision                                      53.342,00
Interest on loans                                     2.727.687,00
                                                      ------------
                                                      4.433.208,13
                                                      ============

12.    SUBTOTAL LINE 9 TO 11 (FINANCIAL RESULT)    1999: EUR       -4.393.582,99
                                                   -----------------------------
                                                  (1998: EUR             294,31)


13.    LOSS FROM ORDINARY
       ACTIVITIES
                                                   1999: EUR      -74.462.075,44
                                                   -----------------------------
                                                  (1998: EUR         -10.334,91)

14.    TAXES ON INCOME                             1999: EUR            4.090,00
                                                   -----------------------------
                                                  (1998: EUR               0,00)

       Taxes on income for the financial year 1999 relate to corporation income tax payments in the amount of the minimum tax according to sec. 24 KStG 1988.

15.    LOSS FOR THE YEAR                           1999: EUR      -74.466.165,44
                                                   -----------------------------
                                                  (1998: EUR         -10.334,91)


16.    ALLOCATION TO UNTAXED RESERVES
                                                   1999: EUR       10.371.416,00
                                                   -----------------------------
                                                  (1998: EUR               0,00)

       An investment allowance according to sec. 10 EStG 1988 was allocated in the financial year 1999.

17.    LOSS CARRIED FORWARD                        1999: EUR          -10.334,91
                                                   -----------------------------
                                                  (1998: EUR               0,00)


18.    NET LOSS                                    1999: EUR      -84.847.916,35
                                                   -----------------------------
                                                  (1998: EUR         -10.334,91)
tele.ring Telekom Service GmbH, Wien

                      BALANCE SHEET AS OF 31 DECEMBER 1999

ASSETS                                                          31.12.1999          31.12.1998
                                                              --------------        ----------
                                                                   EUR                  EUR
A. FIXED ASSETS
   I.  Intangible assets                                      305.442.775,64             0,00
   II. Tangible assets                                         60.176.123,00             0,00
   III. Financial assets                                           35.000,00             0,00
                                                              --------------        ---------
                                                              365.653.898,64             0,00
                                                              --------------        ---------

B. CURRENT ASSETS
   I.  Inventories
      1. Raw materials and supplies                             1.264.999,14             0,00
      2. Merchandise                                              432.833,01             0,00
                                                              --------------        ---------
                                                                1.697.832,15             0,00
                                                              --------------        ---------

   II. Accounts receivable and other assets
      1. Accounts receivable from trade                         6.648.697,09             0,00
      2. Accounts receivable from affiliated companies            464.301,61         2.180,19
      3. Other receivables and assets                           6.311.524,86         1.841,78
                                                              --------------        ---------
                                                               13.424.523,56         4.021,97
                                                              --------------        ---------

   III. Cash in hand, cash at banks
      1. Cash in hand                                               3.484,93             0,00
      2. Cash at banks                                          3.457.027,63        27.470,70
                                                              --------------        ---------
                                                                3.460.512,56        27.470,70
                                                              --------------        ---------
                                                               18.582.868,27        31.492,67
                                                              --------------        ---------

C.  DEFERRED CHARGES                                           36.476.077,68             0,00
                                                              --------------        ---------

                                                              420.712.844,59        31.492,67
                                                              ==============        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

A. SHAREHOLDERS' EQUITY
   I. Share capital                                            60.000.000,00        36.336,42
   II. Capital reserves                                       130.683.523,34             0,00
   III. Net loss                                              -84.847.916,35       -10.334,91
        thereof loss carried forward                              -10.334,91             0,00
                                                              --------------        ---------
                                                              105.835.606,99        26.001,51
                                                              --------------        ---------

B. UNTAXED RESERVES
   1. Untaxed reserves - other
      Investment allowance according sec. 10 EStG              11.034.838,00             0,00
                                                              --------------        ---------
                                                               11.034.838,00             0,00
                                                              --------------        ---------

C. PROVISIONS
   1. Provisions for severance payments                           241.704,83             0,00
   2. Provisions for taxes                                         28.342,41             0,00
   3. Other provisions                                          5.839.391,98         1.453,46
                                                              --------------        ---------
                                                                6.109.439,22         1.453,46
                                                              --------------        ---------

D. LIABILITIES
   1. Bank loans and overdrafts                               188.963.117,31             0,00
   2. Accounts payable from trade                              49.904.008,94             0,00
   3. Accounts payable to affiliated companies                 52.913.774,96             0,00
   4. Other liabilities                                         5.952.059,17         4.037,70
      thereof taxes                                                53.169,92         4.037,70
      thereof relating to social security
      and similar obligations:                                    563.305,76             0,00
                                                              --------------        ---------
                                                              297.732.960,38         8.075,40
                                                              --------------        ---------

E. DEFERRED INCOME                                                      0,00             0,00
                                                              --------------        ---------

                                                              420.712.844,59        35.530,37
                                                              ==============        =========

tele.ring Telekom Service GmbH

                          STATEMENT OF INCOME FOR 1999

                                                                               1999                1998
                                                                         --------------        ----------
                                                                               EUR                 EUR
1.  Sales                                                                 20.002.851,00              0,00

2.  Cost of sales                                                         49.096.601,00              0,00

3.  GROSS PROFIT                                                         -29.093.750,00              0,00

4.  Other operating income
    a) Income from reversal of provisions                                        818,23              0,00
    b) Other income                                                           55.418,00          2.180,19
                                                                         --------------        ----------
                                                                              56.236,23          2.180,19

5.  Selling expenses                                                      25.451.369,00              0,00

6.  General administrative expenses                                       11.957.705,68              0,00

7.  Other operating expenses                                               3.621.904,00         12.809,40

8.  SUBTOTAL FROM LINE 1 TO 7 (OPERATING RESULT)                         -70.068.492,45        -10.629,22

9.  Income from interest and similar income                                   43.031,41            294,31

10. Interest and similar expenses                                          4.436.614,40              0,00
    thereof from affiliated companies                                      1.341.527,40              0,00

11. SUBTOTAL LINE 9 TO 10 (FINANCIAL RESULT)                              -4.393.582,99            294,31

12. LOSS FROM ORDINARY ACTIVITIES                                        -74.462.075,44        -10.334,91

13. Taxes on income                                                            4.090,00              0,00

14. LOSS FOR THE YEAR                                                    -74.466.165,44        -10.334,91

15. Allocation to untaxed reserves                                        10.371.416,00              0,00

16. Loss carried forward                                                      10.334,91              0,00

17. NET LOSS                                                             -84.847.916,35        -10.334,91

                      STATEMENT OF CHANGES IN FIXED ASSETS


                                                                                   V - XII 1999
                                                        Value as of     Transfer            Increase                Decrease
                                                         1.1.1999       1.5.1999        01.05. to 31.12.99    01.05. to 31.12.99
                                                        -----------  --------------     ------------------    ------------------
                                                           EUR            EUR                  EUR                    EUR
I  INTANGIBLE ASSETS

1. Concessions, trademarks, patents
   and similar rights                                     0,00       196.288.748,33       100.977.476,99                0,00
2. Goodwill                                               0,00        11.516.633,01                 0,00                0,00
   Goodwill Citykom                                       0,00                 0,00         8.638.880,06                0,00
   Goodwill Eurokom                                       0,00                 0,00        14.534.566,83                0,00
3. Prepayments on account for concessions
   and similar rights                                     0,00                 0,00         1.073.664,00                0,00
                                                        ------------------------------------------------------------------------
                                                          0,00       207.805.381,34       125.224.587,88                0,00
                                                        ========================================================================

II TANGIBLE ASSETS
1. Land, buildings and leasehold
   improvements                                           0,00         1.055.368,86         1.895.327,97                0,00
2. Technical equipment and machinery                      0,00         8.174.154,53        24.800.994,10                0,00
3. Office equipment and
   other fixture                                          0,00         2.080.925,85         5.586.838,51        1.330.470,55
4. Construction in progress                               0,00           472.627,00        22.527.021,00                0,00
                                                        ------------------------------------------------------------------------
                                                          0,00        11.783.076,24        54.810.181,58        1.330.470,55
                                                        ========================================================================
III FINANCIAL ASSETS
1. Investment in tele.ring Dienstleistungs GmbH           0,00                 0,00            35.000,00                0,00
                                                        ------------------------------------------------------------------------
                                                        ------------------------------------------------------------------------
TOTAL                                                     0,00       219.588.457,58       180.069.769,46        1.330.470,55
                                                        ========================================================================


                                                                                   V - XII 1999
                                                      Value as of       Depreciation         acc. depreciation      Book value
                                                       31.12.1999      1.5. to 31.12.99         31.12.1999          31.12.1999
                                                     --------------    ----------------      -----------------     --------------
                                                           EUR              EUR                     EUR                 EUR
I  INTANGIBLE ASSETS

1. Concessions, trademarks, patents
   and similar rights                                297.266.225,32    12.178.504,68            25.274.521,82      271.991.703,50
2. Goodwill                                           11.516.633,01       767.775,28               767.775,28       10.748.857,73
   Goodwill Citykom                                    8.638.880,06       575.925,34               575.925,34        8.062.954,72
   Goodwill Eurokom                                   14.534.566,83       968.971,14               968.971,14       13.565.595,69
3. Prepayments on account for concessions
   and similar rights                                  1.073.664,00             0,00                     0,00        1.073.664,00
                                                     -----------------------------------------------------------------------------
                                                     333.029.969,22    14.491.176,44            27.587.193,58      305.442.775,64
                                                     =============================================================================
II TANGIBLE ASSETS
1. Land, buildings and leasehold
   improvements                                        2.950.696,83        87.956,97               133.931,36        2.816.765,47
2. Technical equipment and machinery                  32.975.148,63     3.263.904,94             3.604.470,10       29.370.678,53
3. Office equipment and
   other fixture                                       6.337.293,81     2.356.402,98             1.348.262,81        4.989.031,00
4. Construction in progress                           22.999.648,00             0,00                     0,00       22.999.648,00
                                                     -----------------------------------------------------------------------------
                                                      65.262.787,27     5.708.264,89             5.086.664,27       60.176.123,00
                                                     =============================================================================
III FINANCIAL ASSETS
1. Investment in tele.ring Dienstleistungs GmbH           35.000,00             0,00                     0,00           35.000,00
                                                     -----------------------------------------------------------------------------
                                                     -----------------------------------------------------------------------------
TOTAL                                                398.327.756,49    20.199.441,33            32.673.857,85      365.653.898,64
                                                     =============================================================================

----------------------------------------------------------------------------------------------------------
                                           Value as of                                       Value as of
                                            1.1.1999        Transfer        Additions         31.12.1999
                                              EUR              EUR            EUR                 EUR
----------------------------------------------------------------------------------------------------------
Investment allowance 1998                     0,00         222.388,00              0,00        -222.388,00
Investment allowance 1999/1-4/99              0,00         441.034,00              0,00        -441.034,00
Investment allowance 1999/5-12/99             0,00                        -8.412.467,00      -8.412.467,00
Investment allowance
construction in progress 99                   0,00               0,00     -1.958.949,00      -1.958.949,00
----------------------------------------------------------------------------------------------------------
                                              0,00         663.422,00    -10.371.416,00     -11.034.838,00
----------------------------------------------------------------------------------------------------------

tele.ring Telekom Service GmbH



                 NOTES TO THE FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1999


                       1. GENERAL INFORMATION


According to sec. 221 (1) Austrian Commercial Code (ACC) tele.ring Telekom Service GmbH & Co KG is regarded as a corporation of small size. According to sec. 221 (4) 2 ACC the company will be classified as a company of large size in the financial year 2000.

The books were kept in EURO during this financial year. The EURO was introduced at the beginning of the year on the basis of the EURO-exchange-rate released at January 1, 1999.

By agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. In accordance with resolution of the extraordinary general shareholder's meeting of 15 October 1999 of tele.ring Telekom Service GmbH, tele.ring Telekom Service GmbH & Co KEG was entitled to hold a stake of the newly issued share capital in the amount of EUR 59.963.663,58 as consideration for the transfer of its business in accordance with chapter 3 UmgrStG.

According to the profit and loss transfer agreement of 3 August 1999 tele.ring Telekom Service GmbH will take over any losses of tele.ring Dienstleistungs GmbH and tele.ring Dienstleistungs GmbH will transfer any profit to tele.ring Telekom Service GmbH.

tele.ring Telekom Service GmbH & Co KG is included in the consolidated financial statements of Mannesmann AG, Dusseldorf.


            2.    METHODS OF VALUATION AND PRESENTATION

All methods of presentation and valuation are in accordance with the Austrian Commercial Code (ACC). The valuation remained unchanged in comparison to the previous year.

The structure of the balance sheet and the income statement complies with the requirements of ACC in the version of the EU-GesRAG. The total-cost method is arranged according to types of expenses and costs of the income statement pursuant to section 231 (3) ACC.

Tangible fixed assets are shown at acquisition or production costs and depreciated according to the straight-line method as follows:

tele.ring Telekom Service GmbH


                                                            years
     Intangible assets
         Goodwill                                             15
         Others                                             3 - 20
     Tangible assets
         Land, buildings and leasehold improvements           20
         Technical equipment and machinery                  3 - 20
         Office equipment  and other fixture                2 - 10


The inventories refer to assets acquired for the construction of the fourth mobile communication network in Austria. Valuation of inventories is based on the moving average cost method.

Receivables in currencies of member states of the European Monetary Union are valued at the fixed exchange rates for the EURO. Receivables denominated in foreign currency were entered either using the exchange rate of the transaction date or the lower rate of the balance sheet date.

The Company formed individual value adjustments for doubtful trade receivables and a lump-sum value adjustment.

The investment allowance according to Section 10 Austrian Income Tax Act 1988 that was made in the maximum amount and entered under the item "untaxed reserves".

The provisions for severance payments were calculated by a finance mathematical formula (present value method) at an interest rate of 6% and a retirement age of 65 years for men and 60 years for women.

Liabilities are valued at the amount to be repaid.

Liabilities in currencies of member states of the European Monetary Union are valued at fixed exchange rates for the Euro. Liabilities in other currencies were valued either at the exchange rate of the transaction date or the higher exchange rate of the balance sheet date.

            3.    NOTES TO THE BALANCE SHEET

The fixed assets developed as follows in the financial year 1999:

tele.ring Telekom Service GmbH
tele.ring Telekom Service GmbH

 The investments in affiliated companies developed as follows:


  Company                                Seat    Share       Equity         Net result
                                                               EUR              EUR
  Tele.ring Dienstleistungs GmbH        Vienna    100%     44.583.447,35    -3.406,27

 Accounts receivables from trade totalling MEUR 6,6 relates to telecom services and are all of short term. Doubtful trade receivables and bad debt were depreciated by individual value allowances. Additionally, a lump-sum adjustment was entered with EUR 318.919,00. Individual and general value adjustments were deducted directly from the receivables.

 The other receivables and assets amount to EUR 6.311.524,86 and are of short term. The item comprises mainly accounts receivable from Austrian tax authorities. Lump sum value adjustments (EUR 297.402,00) were deducted.

 A deferred tax asset according to sec. 198 (10) ACC amounting to EUR 354.863,34 was not entered in the balance sheet.

 In the financial year 1999 the share capital was increased to MEUR 60.

 The financial year 1999 closes with a net loss of EUR 84.847.916,35. The result for the year totals EUR 84.837.581,44 while the loss carried forward amounts to EUR 10.334,91.

 An investment allowance according to sec. 10 Austrian Income Tax Act 1988 is reported as follows:


                                    As of      Additions due                      As of
                                  1.1.1999      to transfer     Additions       31.12.1999
                                    EUR            EUR             EUR             EUR
Investment allowance 1998           0,00        222.388,00             0,00      222.388,00
Investment allowance 1999           0,00        441.034,00    10.371.416,00   10.812.450,00
                                    ----        ----------    -------------   -------------
                                    0,00        663.422,00    10.371.416,00   11.034.838,00
                                    ====        ==========    =============   =============


The provision for taxes totalling EUR 28.342,41 relates to not yet assessed public charges for rental contracts.

The other provisions comprise a provision for contract termination expenses of a managing director who left the company in the reporting period, provisions for not yet consumed vacations, for other payments to employees, for refurbishing leased sites, legal and tax advice, cash discounts, sales commissions and others.

Bank loans and overdrafts refer to a short-term bridge loan (EUR
188.963.117,31).

The accounts payable from trade total EUR 49.904.008,94 and refer to the current operations. They are of short term.

Accounts payable to affiliated companies are all of short term.

tele.ring Telekom Service GmbH

All the other liabilities are payable within one year. They refer to taxes (EUR 53.169,92) and to liabilities to the Social Security System (EUR 563.305,76).

There are no long-term liabilities.

Liabilities not recorded in the balance sheet result from leasing contracts as follows at the balance sheet date:

                                           Instalments        Instalments
                                               2000            2000-2004
                                                EUR               EUR

   Leasing of movable assets               6.078.565,00      11.573.456,00
   Leasing of immovable assets               650.235,00       1.570.293,00
                                           ------------      -------------
                                           6.728.800,00      13.143.749,00

tele.ring Telekom Service GmbH

            4.    NOTES TO THE INCOME STATEMENT


The income statement was prepared following the cost-of-sales method.

All the sales were made in Austria in the financial year 1999.


Expenses for material and services received amount to ATS 21.162.925,00 in the financial year 1998.

                                                             EUR
    Cost of materials                                     422.319,00
    Cost of services received                          27.549.141,00
                                                       -------------
                                                       27.971.460,00

The expenses for personnel for the financial year comprise:

                                                             EUR
    Salaries                                           12.397.930,00
    Expenses for severance payments                       170.145,00
    Expenses for statutory social security and
      payroll related taxes and contributions           2.863.328,00
    Other social expenses                                 554.923,00
                                                       -------------
                                                       15.986.326,00


The expenses for severance payments do not include the interest on the provisions amounting to EUR 6.987,00, which are part of the interest expenses.


Income from investments results from the profit & loss transfer agreement concluded with tele.ring Dienstleistungs GmbH. Thus, the loss of EUR 3.406,00 was taken over from tele.ring Dienstleistungs GmbH.

tele.ring Telekom Service GmbH

            5.    INFORMATION ON MANAGEMENT AND PERSONNEL

During the financial year 1999 all the employees were salaried employees. On the average of the financial year, adding the employees of tele.ring GmbH & Co KEG in the period 1.1.1999 - 31.4.1999, 305 people were employed.

As managing director were appointed:

       Christoph Boelling, Vienna
       (until 2 December 1999, registered on 31 December 1999)
       Ing. Edmund Haberbusch, Vienna
       Dkfm. Klaus Peter Lechner, Vienna
       Dipl.-Ing. Gottfried Sommerauer, Vienna
       Bernd-Harald Vollnhofer, Vienna


Vienna, 27 January, 2000



           Christoph Boelling                  Bernd-Harald Vollnhofer

                                  Audit Opinion
                  pursuant to sec. 274 Austrian Commercial Code


        In summary the result of our audit was:

        The bookkeeping and accounting for individual assets and liabilities as of 31 December 1999 were made in accordance with legal requirements. The balance sheet and the profit and loss statement were prepared in accordance with sections 224 and 231 ACC.

        The management of the company had declared in a representation letter that in the balance sheet as of 31 December 1999 all assets and all known liabilities are completely included and that the assets of the company are not subject to any encumbrances or rights of third parties.

        We did not find any facts which endanger the continued existence of the company or its development or severe breaches of law or of the articles of association by company executives (section 273 sec. 2 ACC).

        Therefore we granted an unqualified opinion pursuant to section 274 ACC to the annual financial statements in German as of 31 December 1999:


                  According to our due audit, the accounting and annual financial statements comply with legal regulations. The annual financial statements give a true and fair view of the assets, financial and earnings position of the company in conformity with Generally Accepted Accounting Principles.

        Vienna, 28 January 2000

                       JONASCH - PLATZER - GRANT THORNTON
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                    Member Firm of Grant Thornton International





        Univ.-Doz. Dr. Walter Platzer                Mag. Josef Toglhofer

                              Chartered Accountants

                               RECONCILIATION NOTE
                                    TELE.RING
                            U.S. GAAP RECONCILIATIONS
                                (EUROS IN 000'S)

The tele.ring financial statements were prepared in accordance with generally accepted accounting principles in Austria (Austrian GAAP), which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). The cash flow statement included in the tele.ring financial statements is materially consistent with a cashflow statement prepared under US GAAP. The differences affecting tele.ring financial statements have been summarized below:

RECONCILIATION OF NET INCOME FROM AUSTRIAN GAAP TO US GAAP

                                                                      For the year ended
                       Item                            Note           December 31, 1999
                       ----                            ----          ---------------------
       Net income according to Austrian GAAP                                      (86,860)

       Changes of depreciation methods                 (a)                          3,574

       Changes of depreciation of goodwill             (b)                            777

       Changes of allowances of receivables            (c)                            108

       Changes in accruals for personnel               (d)                             78

       Changes in other accruals                       (e)                          1,847

       Capitalization of interest                      (f)                          3,777

                                                                     ---------------------
       Net income according to US GAAP                                            (76,699)
                                                                     =====================

RECONCILIATION OF SHAREHOLDERS' EQUITY FROM AUSTRIAN GAAP TO US GAAP

                                                                      For the year ended
                                                                      December 31, 1999
                                                                     ---------------------
       Shareholders' equity according to Austrian GAAP                            116,871

       Changes of depreciation methods                 (a)                          3,607

       Changes of depreciation of goodwill             (b)                            777

       Changes of allowances of receivables            (c)                            297

       Changes in accruals for personnel               (d)                             77

       Changes in other accruals                       (e)                          1,901

       Capitalization of interest                      (f)                          3,777

       Cancellation of goodwill                        (g)                        (23,173)

                                                                     ---------------------
       Shareholders' equity according to US GAAP                                  104,134
                                                                     =====================

(a) To conform depreciation method and useful lives to those allowed under US GAAP

        In the financial statements according to Austrian GAAP fixed assets are depreciated for one year, if they are acquired in the first half and for a half year if they are acquired in the second half. In the financial statements according to US GAAP fixed assets are depreciated pro rata temporis. There were many additions in the second half of 1999

(b)     To record impairment of goodwill under US GAAP

        A part of goodwill is not recognized in the financial statements according to US GAAP (see G). The remaining goodwill concerns customers of Citykom and is written off over 15 years under Austrian GAAP. From today's point of view 15 years seem too long. Therefore goodwill is written off over 5 years under US GAAP.

(c)     To reverse general reserves not allowed under US GAAP

        In the financial statements according to Austrian GAAP an overall allowance on other receivables is recognized (accounting principle of prudence). In the financial statements according US GAAP this allowance is not recognized because it is not based upon experience or other typical US GAAP measurement methodology.

(d)     To reverse contingencies not allowed to be accrued under US GAAP

        The accrual for severance payments is measured in Austria using the present value method. Pursuant to US GAAP they are calculated and entered using the Projected Unit Credit method which allocates the expenses over the estimated employment time.

(e)     To reverse contingencies not allowed to be accrued under US GAAP

        This item refers to several different accruals which are recorded in the Austrian accounts. The accruals for a verbal contract with a supplier and the accruals for the estimated dismantling cost are qualified as remote under USGAAP and are therefore classified as commitments and contingencies. Accruals for impending losses because of handset subsidies and special promotions are recognized under Austrian GAAP - due to the principle of prudence - as provisions while under USGAAP they will not be accrued but expensed in the relevant period.

        Accruals for the internal cost of preparing the annual financial statements in 1998 are not recorded according to USGAAP.

(f) To capitalize interest on assets under construction under US GAAP; not required under Austrian GAAP

        Interest incurred while items included in property, plant and equipment were under construction has been added to construction cost of tangible assets. Capitalization of interest for fixed assets under construction is not recorded in accordance with Austrian GAAP.

(g) To reverse goodwill recorded in connection with like-kind equity contributions not allowed under US GAAP

        In 1999 a restructuring together with a transfer of assets from tele.ring Telekom Service GmbH & Co KG to tele.ring Telekom Service GmbH took place. This resulted in an addition to assets and simultaneously to an increase in equity by 23.173 TEUR (goodwill). In the financial statements according to US GAAP this increase of the equity is not recognized because it did not affected the business of tele.ring. Therefore depreciation concerning the depreciation of this goodwill is not recognized under US GAAP either.


                                       2